Exhibit 16.1

TSCHOPP, WHITCOMB & ORR, P.A.

2600 Maitland Center Parkway, Suite 330

Maitland, Florida 32751

November 17, 2005

Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C. 20549

To Whom It May Concern:

This is to confirm that the client-auditor relationship between PainCare Holdings, Inc. (Commission File Number 1-14160) and Tschopp, Whitcomb & Orr, P.A. has ceased. We have read and agree with the disclosures in Item 4.01 of the Company’s Form 8-K dated November 17, 2005.

Sincerely,

/s/ Tschopp, Whitcomb & Orr, P.A.

Tschopp, Whitcomb & Orr, P.A.

cc:	Mr. Randy Lubinsky
Chief Executive Officer
PainCare Holdings, Inc.
1030 N. Orange Avenue, Suite 105
Orlando, FL 32801